Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment Number 1 to Annual Report of SilverSun Technologies, Inc. (the “Company”), on Form 10-K/A for the period ended December 31, 2017, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Crandall Melvin III, Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

Such Amendment Number 1 to Annual Report on Form 10-K/A for the period ended December 31, 2017, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in such Amendment Number 1 to Annual Report on Form 10-K/A for the period ended December 31, 2017, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2018	By:	/s/ Crandall Melvin III
Crandall Melvin III
Principal Financial Officer SilverSun Technologies, Inc.